Exhibit 1

Press release dated August 15, 2002.

FIRST FINANCIAL HOLDINGS, INC.

34 Broad Street – Charleston, S.C. 29401

843-529-5933 – FAX: 843-529-5929
NEWS	NEWS	NEWS	NEWS

Contact:	Susan E. Baham
Senior Vice President
(843) 529-5601

First Financial Holdings, Inc.

Acquires Johnson Insurance Associates, Inc.

Charleston, South Carolina (August 15, 2002) -- First Financial Holdings, Inc. (First Financial) (NASDAQ: FFCH) today announced it has acquired Johnson Insurance Associates, Inc., an independent insurance agency based in Columbia, South Carolina.

Established in 1983, Johnson Insurance specializes in commercial business accounts. The firm's operations also include Benefit Administrators, Inc., which provides third party administration of self-funded benefit plans throughout South Carolina.

The acquisition will greatly expand First Financial's insurance operations, which are currently among the largest in South Carolina. Its existing insurance agency, First Southeast Insurance Services, Inc., operates offices in Conway, Lake City, Florence, Myrtle Beach, and Charleston. A First Southeast subsidiary, Kinghorn Insurance, also operates offices in Hilton Head Island, Bluffton, and Ridgeland.

"Johnson Insurance is an outstanding agency. We are pleased and fortunate to have them in the First Financial family of financial services companies," said A. Thomas Hood, President and CEO of First Financial. "Their management, their staff, and the insurance companies they represent are all of the highest quality. Their resources add tremendously to our goal of providing the best possible financial options and service to our customers."

Johnson Insurance will retain its identity and its officers. Ronald F. Johnson will continue to manage the agency as president and CEO of Johnson Insurance Associates, Inc. Additionally, Johnson will serve as a vice president of First Southeast Insurance Services.

"Our affiliation with First Financial affords us the capability of coordinating our services with a growing base of commercial business customers in South Carolina." Johnson said. "In addition, we share a common commitment to the highest levels of customer service quality."

With the acquisition of Johnson Insurance Associates, First Financial's insurance premiums written will approximate $75 million annually and will represent more than 70

- more -

First Financial Holdings, Inc.

August 15, 2002

major insurance companies. The companies collectively offer an extensive group of personal and business insurance products that include traditional life, property and liability policies, long-term care and group benefits.

First Financial is the multiple thrift holding company of First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association of Conway. The Associations operate a total of 44 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, First Southeast Fiduciary and Trust Services and First Southeast Insurance Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.

This release contains statements about the Company's future results and may constitute forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of such words as "believe," "may," "expect," "planned," "anticipated" and "potential." We have used forward-looking statements to describe future plans and strategies, including our expectations of the Company's future financial results. These forward-looking statements are based on current expectations and the current economic environment. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors which could cause actual results to differ materially include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate value, competition, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors effecting operations, pricing, products and services. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.